Exhibit 10.7

AMENDMENT TO
2005 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

March 22, 2007

This Amendment to the 2005 Incentive and Non-Qualified Stock Option Plan (this “Amendment”) amends that certain 2005 Incentive and Non-Qualified Stock Option Plan (the “2005 Incentive Plan”) adopted by the shareholders of American Physicians Service Group, Inc. (the “Company”) on June 14, 2005.

R E C I T A L S:

The 2005 Incentive Plan currently provides for the issuance of up to 350,000 shares of common stock of the Company. The Company’s Board of Directors has determined that it is advisable, fair and in the best interests of the Company and its shareholders to amend the 2005 Incentive Plan to provide for the issuance of up to an additional 300,000 shares of common stock, in order to continue to provide to the persons who are responsible for the continued growth of the Company’s business an opportunity to acquire a proprietary interest in the Company.

The 2005 Incentive Plan currently provides for the Company to be able to, at any time, offer to exchange or buy out any previously granted Option for a payment in cash, common stock of the Company or another stock option under the 2005 Incentive Plan. The Company’s Board of Directors has determined that it is advisable, fair and in the best interests of the Company and its shareholders to amend the 2005 Incentive Plan to delete this provision of the 2005 Incentive Plan, in order to better protect shareholders during the remaining life of the 2005 Incentive Plan.

A G R E E M E N T:

NOW, THEREFORE, the 2005 Incentive Plan is amended as follows:

1.

Definitions.

A.

Unless otherwise specifically defined in this Amendment, capitalized terms shall have the definitions set forth in the 2005 Incentive Plan.

2.

Stock Subject to the 2005 Incentive Plan.  Article IV of the 2005 Incentive Plan is hereby deleted in its entirety and replaced with the following:

IV. Stock Subject to Plan

The aggregate number of shares of Common Stock that may be issued pursuant to Options granted under this Plan shall not exceed 650,000 shares of Common Stock (subject to adjustment as provided in Article VIII). Such shares may consist of authorized but unissued shares of Common Stock or previously issued shares of Common Stock reacquired by the Corporation. Any of such shares which remain unissued and which are not subject to outstanding Options at the termination of this Plan shall cease to be subject to this Plan, but, until termination of this Plan, the Corporation shall at all times make available a sufficient number of shares to meet the requirements of this Plan. Should any Option hereunder expire or terminate prior to its exercise in full, the shares of Common Stock theretofore subject to such Option may again be subject to an Option granted under this Plan to the extent permitted under Rule 16b-3. The aggregate number of shares which may be issued under this  Plan shall be subject to adjustment as provided in Article VIII hereof. Exercise of an Option in any manner pursuant to the terms of this Plan and the related Option Agreement shall result in a decrease in the number of shares of Common Stock which may thereafter be available, for purposes of the Plan, by the number of shares as to which the Option is exercised. Separate stock certificates shall be issued by the Corporation for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Non-Qualified Stock Options.

3.

Exchange Provisions Deleted. Article XIII of the 2005 Incentive Plan is hereby deleted in its entirety and replaced with the following:

XIII. Governing Law

This Plan shall be governed by the laws of the State of Texas.

4.

2005 Incentive Plan. Except as specifically amended hereby, the 2005 Incentive Plan shall remain binding and enforceable in accordance with its terms.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this amendment as of the date first written above.

American Physicians Service Group, Inc.

By:

/s/ W.H. Hayes

W.H. Hayes

Senior Vice-President – Finance

Signature Page to Amendment to 2005 Stock Incentive Plan

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